UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2013

THERMOGENESIS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road
Rancho Cordova, California  95742
(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2013, ThermoGenesis Corp. (“Company”), entered into a Sale and Purchase Agreement (the “Agreement”) with CBR Systems, Inc. (“CBR”). Under the terms of the Agreement, the Company will supply CBR with the Company’s AutoXpress® System (“AXP”) cord blood processing system and disposables.  The term of the Agreement is for 5 years with automatic two-year renewal options unless CBR provides a 6 month notice of non-renewal.

In furtherance of the Agreement, the Company and CBR entered into the Fourth Amended and Restated Technology License and Escrow Agreement to delete or reduce the financial covenants that the Company must meet in order to avoid an event of default.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.18 hereto and is incorporated herein by reference.

For more information, see the Agreement attached as Exhibit 10.18.

Cautionary Statement
A copy of the Agreement has been attached as an exhibit to this Report on Form 8-K to provide investors with information regarding its terms. Except for its status as a legal document governing the contractual rights among the Company and CBR in relation to the transactions described in this Item 1.01, the Agreement is not intended to be a source of factual business or operational information about the Company, CBR, or their respective businesses.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description
10.18*	Sales and Purchase Agreement between ThermoGenesis Corp. and CBR Systems, Inc. dated December 31, 2013

*Portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS CORP.,
a Delaware Corporation

Dated: January 7, 2014	/s/ Dan T. Bessey
Dan T. Bessey,
Chief Financial Officer